Exhibit 99.1

Cover-All Technologies Inc. 412 Mt. Kemble Avenue, Suite 110C Morristown, NJ 07960 Tel: 973.461.5200	FOR IMMEDIATE RELEASE

Cover-All Announces Second Quarter 2014 Results

Strong Growth in Services Revenue, Improved Gross Margins

MORRISTOWN, NEW JERSEY (August 12, 2014) – Cover-All Technologies Inc. (NYSE MKT: COVR) today announced financial results for the quarter ended June 30, 2014.

“Our 2014 second quarter and first half results demonstrate the progress we are making implementing last year’s licensing sales as professional services revenue are up 91.9% year-to-date,” said Manish Shah, CEO and President of Cover-All.  “The improvement in professional services revenue helped offset the decline of licenses revenue we experienced in the 2014 first half.  In spite of reduced licenses revenue, our gross profit margin was 46.4% for the 2014 first half compared to 46.7% for the same period last year.  We were able to maintain our gross profit margin by significantly improving the profit contribution of professional services and support services, which combined had a gross margin of 40.4% for the 2014 first half, compared to 12.4% for the same period last year.”

Mr. Shah continued, “Successful implementations are critically important to enhancing relationships with existing customers and instilling confidence with potential customers.  We are a customer-centric organization and implement all of our software sales without engaging any third party, unless requested by a customer.  Our knowledge and experience within the property and casualty industry enables us to implement our software rapidly and in a cost-effective manner, while achieving a 100% success rate.  The market is taking notice and our pipeline with potential customers is more advanced now than it was in the 2014 first half.  While the timing of new license sales is uncertain, we believe that new software sales will be driven by customers who recognize our customer-centric approach and the value that our leading products can bring to their organizations.  As we enter the 2014 second half, we expect to continue to profitably grow our services business and improve our relationships with new and existing customers.”

“Finally, our balance sheet and capital position have improved meaningfully since the end of 2013, providing the Company with more flexibility to invest in growth-producing strategies.  As we stated in our July 15, 2014 press release, we are examining a number of merger and acquisition opportunities to grow our business, including a transformative opportunity.  These initiatives will take time to develop as we strive to achieve a positive return on investment.  We are committed to enhancing shareholder value and appreciate your patience as our business develops,” concluded Mr. Shah.

FINANCIAL HIGHLIGHTS FOR THE SIX MONTHS ENDED JUNE 30, 2014

Revenue

•

Total revenues for the six months ended June 30, 2014 were $10.2 million compared to $10.9 million for the same period in 2013.

•

License revenue for the six months ended June 30, 2014 was $1.0 million compared to $4.3 million for the same period in 2013.

•

Support Services revenue (which represents contracted continuing revenue) was $4.3 million for the six months ended June 30, 2014 compared to $4.0 million in the same period in 2013.

•

Professional Services revenue for the six months ended June 30, 2014 was $4.9 million compared to $2.6 million for the same period in 2013.

GAAP Profitability

•

Operating income (loss) for the six months ended June 30, 2014 was $958,000 compared to $(256,000) in the comparable period in 2013.

•

Net income (loss) for the six months ended June 30, 2014 was $762,000, or $0.03 per basic and diluted share, compared to $(444,000), or $(0.02) per basic and diluted share, in the same period of 2013.

Non-GAAP* Profitability

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP metric, for the six months ended June 30, 2014 was $1.9 million, or $0.07 per basic and diluted share, compared to $2.2 million, or $0.09 per basic and diluted share, in the same period of 2013.

FINANCIAL HIGHLIGHTS FOR THE THREE MONTHS ENDED JUNE 30, 2014

Revenue

•

Total revenues for the three months ended June 30, 2014 were $5.0 million compared to $4.0 million for the same period in 2013.

•

License revenue for the three months ended June 30, 2014 was $227,000 compared to $697,000 for the same period in 2013.

•

Support Services revenue (which represents contracted continuing revenue) was $2.1 million for the quarter ended June 30, 2014 compared to $2.0 million for the same quarter last year.

•

Professional Services revenue for the second quarter of 2014 was $2.7 million, compared to $1.3 million for the same quarter in 2013.

GAAP Profitability

•

Operating income (loss) for the three months ended June 30, 2014 was $427,000 compared to $(1.1) million in the comparable period in 2013.

•

Net income (loss) for the three months ended June 30, 2014 was $328,000, or $0.01 per basic and diluted share, compared to $(1.1) million, or $(0.04) per basic and diluted share, in the same quarter of 2013.

Non-GAAP Profitability

•

EBITDA was $872,000, or $0.03 per basic and diluted share, for the three months ended June 30, 2014 compared to $217,000, or $0.01 per basic and diluted share, for the three months ended June 30, 2013.

Balance Sheet

•

As of June 30, 2014, the Company had $3.5 million in cash and cash equivalents and $1.4 million in accounts receivable.

WEBCAST AND CONFERENCE CALL INFORMATION

Management will conduct a live teleconference to discuss its 2014 second quarter financial results at 4:30 p.m. EDT on Tuesday, August 12, 2014.  Anyone interested in participating should call 1-888-510-1785 if calling from the United States, or 1-719-325-2448 if dialing internationally.  A replay will be available until August 26, 2014, which can be accessed by dialing 1-877-870-5176 within the United States and 1-858-384-5517 if dialing internationally.  Please use passcode 8562227 to access the replay.

In addition, the call will be webcast and will be available on the Company’s website at www.cover-all.com or by visiting http://public.viavid.com/index.php?id=110510.

FORWARD-LOOKING STATEMENTS

Statements in this press release, other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks which may cause the Company’s actual results in future periods to differ materially from expected results.  Those risks include, among others, risks associated with increased competition, customer decisions, the successful completion of continuing development of new products, the successful negotiations, execution and implementation of anticipated new software contracts, the successful implementation of our acquisition strategies and our ability to complete or integrate acquisitions, the successful addition of personnel in the marketing and technical areas, our ability to complete development and sell and license our products at prices which result in sufficient revenues to realize profits and other business factors beyond the Company’s control.  Those and other risks are described in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 28, 2014, copies of which are available from the SEC or may be obtained upon request from the Company.

*ABOUT NON-GAAP FINANCIAL MEASURES

In evaluating its business, Cover-All considers and uses EBITDA as a supplemental measure of its operating performance.  The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization.  The Company presents EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term EBITDA is not defined under U.S. generally accepted accounting principles (“GAAP”) and is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP.  EBITDA has limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP.  Among other things, EBITDA does not reflect the Company’s actual cash expenditures.  Other companies may calculate similar measures differently than Cover-All, limiting their usefulness as comparative tools.  Cover-All compensates for these limitations by relying on its GAAP results and using EBITDA only supplementally.

ABOUT COVER-ALL TECHNOLOGIES INC.

Cover-All provides property and casualty insurance professionals a robust state-of-the-art, browser-based family of Policy, Business Intelligence, and Claims solutions designed to deliver products to market faster, enhance quality, ensure compliance, and reduce costs.  With offices in Morristown, NJ and Honolulu, HI, Cover-All continues its tradition of developing technology solutions designed to revolutionize the way property and casualty insurance business is conducted.

Additional information is available online at www.cover-all.com.

Corporate Contact

Investor & Media Contact

Ann Massey

SM Berger & Co

Chief Financial Officer

Andrew Berger

(973) 461-5190

(216) 464-6400

amassey@cover-all.com

andrew@smberger.com

Cover-All Technologies Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues:
Licenses	$226,599	$696,599	$1,034,198	$4,319,848
Support Services	2,121,187	1,981,215	4,250,850	4,004,178
Professional Services	2,653,448	1,325,694	4,923,736	2,565,315
Total Revenues	5,001,234	4,003,508	10,208,784	10,889,341
Cost of Revenues:
Licenses	—	(310,000)	—	50,000
Support Services	1,463,989	1,636,114	3,149,443	4,313,964
Professional Services	1,210,405	765,485	2,321,062	1,442,766
Total Cost of Revenues	2,674,394	2,091,599	5,470,505	5,806,730
Direct Margin	2,326,840	1,911,909	4,738,279	5,082,611
Operating Expenses:
Sales and Marketing	543,372	525,618	1,021,730	1,173,671
General and Administrative	755,698	488,932	1,489,495	1,065,961
Amortization of Capitalized Software	372,638	1,181,017	745,276	2,273,124
Research and Development	228,152	774,745	523,589	825,755
Total Operating Expenses	1,899,860	2,970,312	3,780,090	5,338,511
Operating Income (Loss)	426,980	(1,058,403)	958,189	(255,900)
Other (Income) Expense:
Interest Expense	95,271	90,912	188,943	183,423
Interest Income	—	—	—	—
Other Income	—	(3,821)	—	(3,821)
Total Other (Income) Expense	95,271	87,091	188,943	179,602
Income (Loss) Before Income Taxes	331,709	(1,145,494)	769,246	(435,502)
Income Taxes	3,920	3,505	7,608	8,171
Net Income (Loss)	$327,789	$(1,148,999)	$761,638	$(443,673)
Basic Earnings (Loss) Per Common Share	$0.01	$(0.04)	$0.03	$(0.02)
Diluted Earnings (Loss) Per Common Share	$0.01	$(0.04)	$0.03	$(0.02)
Weighted Average Number of Common Shares Outstanding for Basic Earnings (Loss) Per Common Share	26,638,000	26,082,000	26,591,000	26,026,000
Weighted Average Number of Common Shares Outstanding for Diluted Earnings (Loss) Per Common Share	26,639,000	26,082,000	26,593,000	26,026,000

Cover-All Technologies Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	June 30, 2014	December 31, 2013
	(unaudited)
Assets:
Current Assets:
Cash and Cash Equivalents	$3,488,915	$1,848,571
Accounts Receivable (Less Allowance for Doubtful Accounts of $25,000)	1,398,301	2,604,489
Prepaid Expenses	591,567	491,905
Deferred Tax Asset	850,500	850,500
Total Current Assets	6,329,283	5,795,465
Property and Equipment – Net	585,227	708,590
Goodwill	1,039,114	1,039,114
Capitalized Software (Less Accumulated Amortization of $23,050,467 and $22,305,191 in 2014 and 2013, respectively)	7,219,307	7,964,583
Customer Lists/Relationships (Less Accumulated Amortization of $371,667 and $341,333 in 2014 and 2013, respectively)	30,333	60,667
Deferred Tax Asset	2,674,928	2,674,928
Deferred Financing Costs (Net Amortization of $51,477 and $36,082 in 2014 and 2013, respectively)	40,806	56,201
Other Assets	253,312	424,522
Total Assets	$18,172,310	$18,724,070

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts Payable	$945,333	$1,059,238
Accrued Expenses	680,123	1,412,400
Deferred Charges	208,308	231,051
Current Portion of Capital Lease	117,097	114,640
Unearned Revenue	2,338,722	2,997,455
Total Current Liabilities	4,289,583	5,814,784

Long-Term Liabilities:
Long-Term Debt	1,737,965	1,639,109
Long-Term Portion of Capital Lease	293,970	353,139
Total Long-Term Liabilities	2,031,935	1,992,248
Total Liabilities	6,321,518	7,807,032
Commitments and Contingencies	—	—

Stockholders’ Equity: Common Stock ($0.01 Par Value, Authorized 75,000,000 Shares; 26,638,477 and 26,402,227 Shares Issued and Outstanding in 2014 and 2013, respectively)	266,385	264,022
Additional Paid-In Capital	32,844,127	32,674,374
Accumulated Deficit	(21,259,720)	(22,021,358)
Total Stockholders’ Equity	11,850,792	10,917,038
Total Liabilities and Stockholders’ Equity	$18,172,310	$18,724,070

Cover-All Technologies Inc. and Subsidiaries

RECONCILIATION of GAAP NET INCOME to EBITDA

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Net Income (Loss)	$327,789	$(1,148,999)	$761,638	$(443,673)

Interest Income (Expense), Net	95,270	90,912	188,942	183,423
Income Tax Expense	3,920	3,505	7,608	8,171
Depreciation	49,429	66,398	131,258	128,236
Amortization:
Amortization of Capitalized Software	372,638	1,181,017	745,276	2,273,124
Amortization of Customer Lists/Relationships	15,167	17,408	30,334	50,908
Amortization of Deferred Financing Costs	7,810	6,947	15,395	13,693
Total Amortization	395,615	1,205,372	791,005	2,337,725

EBITDA	$872,023	$217,188	$1,880,451	$2,213,882

EBITDA per Common Share:
Basic	$0.03	$0.01	$0.07	$0.09
Diluted	$0.03	$0.01	$0.07	$0.09